Exhibit (b)

                          DREYFUS INVESTMENT PORTFOLIOS

                        ASSISTANT SECRETARY'S CERTIFICATE


I, Jeff Prusnofsky, Assistant Secretary of Dreyfus Investment Portfolios (the "Fund"), hereby certify that set forth below is a copy of the resolutions adopted by the Board of Trustees of the Fund by Unanimous Written Consent dated March 7, 2000 as if adopted by the affirmative vote of the Board of Trustees at a duly constituted meeting and that such resolutions have not been modified or rescinded and remain in full force and effect on the date hereof, with the exception that Mark Kornfeld, Assistant General Counsel, resigned his position as of April 10, 2000:

               RESOLVED, that the persons listed on Appendix A hereto are hereby elected to the offices set forth opposite their respective names, to serve as officers for the Funds indicated thereon, at the pleasure of the Board; and it is further

               RESOLVED, that such persons shall begin to serve as officers of the Funds effective on the date the Distribution Agreement between each Fund and Dreyfus Service Corporation becomes effective; and it is further

               RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Mark N. Jacobs, Steven Newman, Michael Rosenberg, John Hammalian, Jeff Prusnofsky, Robert Mullery, Janette Farragher and Mark Kornfeld, as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statements and any and all amendments and supplements thereto, as whom he or she is acting as attorney-in-fact, might or could do in person.


          IN WITNESS WHEREOF, I have hereunto signed by name and affixed seal of the Fund on April 26, 2000.





                                                    /S/ JEFF PRUSNOFSKY
                                                    -------------------------
                                                    Jeff Prusnofsky
                                                    Assistant Secretary


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                                   APPENDIX A


                          DREYFUS INVESTMENT PORTFOLIOS

                          Stephen E. Canter, President
                         Mark N. Jacobs, Vice President
                  Joseph Connolly, Vice President and Treasurer
                           Steven F. Newman, Secretary
                    Michael A. Rosenberg, Assistant Secretary
                      Jeff Prusnofsky, Assistant Secretary
                      William McDowell, Assistant Treasurer
                       James Windels, Assistant Treasurer